Exhibit 99.1

Guardion Health Sciences Announces Approval by Stockholders of Proposed Sale of Viactiv Business

Adjourns Special Meeting to May 31, 2024 in order to Solicit Additional Proxies in Support of its Plan of Liquidation and Dissolution

HOUSTON, TEXAS – May 23, 2024 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers a portfolio of science-based, clinically-supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, announced today that its stockholders approved the previously announced sale of its Viactiv business at a special meeting (the “Meeting”) held earlier today. Following this approval, the Company then adjourned the Meeting to 11:00 a.m. Central Time on May 31, 2024 in order to give the Company’s management additional time to solicit proxies from its stockholders of record on April 5, 2024 to vote in favor of the proposal to adopt the Company’s Plan of Liquidation and Dissolution, as described in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 8, 2024. The Company needs to obtain approval from a majority of its shares of common stock issued and outstanding for the proposal to pass.

Robert N. Weingarten, Chairman of the Board of Directors, stated: “We appreciate the support of our stockholders in approving the sale of our Viactiv business. We continue to work toward the closing of the Viactiv transaction and expect that the closing will occur by June 30, 2024. We also appreciate the support of our stockholders who have voted overwhelmingly in support of our Plan of Liquidation and Dissolution and are hopeful this additional week to solicit votes will cause our stockholders who have not yet voted to vote in favor of this proposal. We continue to believe that the closing of the Viactiv transaction, followed by an orderly and efficient wind-down of the Company, so we can distribute the expected accumulated cash to our stockholders, is the best result for our stockholders. As described in our definitive proxy statement, under the Plan of Liquidation and Dissolution, the Board maintains the flexibility to abandon the dissolution if an alternative transaction proposal becomes available that would be a better result for our stockholders.”

If stockholders wish to vote or have any questions or need assistance, please call the Company’s proxy solicitor:

Kingsdale Advisors

North American Toll-Free Phone: 1-866-229-8874

Email: contactus@kingsdaleadvisors.com

745 Fifth Avenue, 5th Floor, New York, New York 10151

Agreement to Sell Activ Nutritional, LLC

As previously announced, on January 30, 2024, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Doctor’s Best Inc., a Delaware corporation, for the sale of all of the outstanding equity interests of Activ Nutritional, LLC (“Activ”) for aggregate cash consideration of $17,200,000, of which $1,700,000 was placed in a third-party escrow account pursuant to the terms of the Purchase Agreement. Doctor’s Best Inc. is a wholly-owned subsidiary of Kingdomway USA Corp., the U.S. subsidiary holding company of Xiamen Kingdomway Group Company (“XKDW”), which is publicly listed on the Shenzhen Stock Exchange. This transaction is the result of a broad review of strategic alternatives by the Company’s Board of Directors over the past year.

Potential Dissolution

In the event that the transaction closes, the Company would be left with minimal operations. The Board of Directors has additionally determined that it is in the best interests of the Company and its stockholders to approve a voluntary dissolution and liquidation of the Company pursuant to a Plan of Liquidation and Dissolution, which would authorize the Company to liquidate and dissolve in accordance with its terms. However, such decision would be subject to the Company’s ability to abandon or delay the Plan of Liquidation and Dissolution in the event that the Board of Directors determines that another transaction would be in the best interests of the Company’s stockholders.

Views and Recommendations of the Board of Directors

If both of these proposals are approved and the Viactiv transaction closes in accordance with its terms, stockholders would receive one or more liquidating cash distributions, which combined are expected to be between $9.00 and $11.00 per share of common stock as described in the Company’s Current Report on Form 8-K dated May 21, 2024.

If the dissolution proposal is not approved and/or the Viactiv transaction does not close in accordance with its terms, we believe that there is substantial risk to the value of the Company’s shares.

Accordingly, the Board of Directors unanimously and strongly recommends that stockholders vote FOR the dissolution proposal. The transaction remains on track for completion by June 30, 2024, subject to satisfaction or waiver of customary closing conditions.

If stockholders approve the sale of Activ but do not approve the Plan of Liquidation and Dissolution, the Company believes it will be more difficult for the Company to expeditiously distribute the maximal amount of cash from that sale to our stockholders, since the Company will need to retain cash to continue to fund the considerable on-going expenses it has as a public company and to operate its remaining ocular healthcare business while the Board of Directors considers strategic alternatives.

The Company’s common stock is listed and traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GHSI”. However, if the sale of Activ is approved but the Plan of Liquidation and Dissolution of the Company is not approved, we believe that maintaining our listing on Nasdaq will be difficult and uncertain.

Shares that are not voted are the same as a “NO” vote for each proposal, so every vote matters, regardless of how many shares a stockholder may own.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI) is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Additional Information and Where to Find it

In connection with the proposed sale of Activ and the Plan of Liquidation and Dissolution, the Company filed with the SEC a Definitive Proxy Statement and other relevant documents, including a form of proxy card, on April 8, 2024, which were mailed to the Company’s stockholders of record on April 5, 2024. Stockholders are urged to read the Definitive Proxy Statement and any other documents filed with the SEC in connection with the proposed sale of Activ and the Plan of Liquidation and Dissolution, or incorporated by reference in the Definitive Proxy Statement because they contain important information. The Company’s filings with the SEC may be obtained without charge at www.sec.gov.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management, and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transactions. Information regarding the executive officers and directors of the Company is set forth in the Company’s definitive proxy statement.

Forward-Looking Statements

The matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the approval by the stockholders of the Plan of Liquidation and Dissolution of the Company, the successful completion of the sale of Activ to Doctor’s Best Inc., the successful completion of the Company’s Plan of Liquidation and Dissolution if approved by the Company’s stockholders, the use of the proceeds received from the sale, the Company’s ability to continue to fund or wind-down its operations, including its ocular healthcare business, subsequent to the sale, any replacement and integration of new management team members if needed, the implementation of new financial, management, accounting and business software systems, supply chain disruptions, key retail and e-commerce disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about Guardion Health Sciences, Inc., Contact:

investors@guardionhealth.com

Phone: 1-800 873-5141 Ext 208